UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2008, National Fuel Gas Company (the "Company") issued $300 million principal amount of unsecured notes, designated 6.50% Notes due 2018, in a private placement transaction. The notes bear interest, payable semi-annually, at the rate of 6.50% and will mature on April 15, 2018. The Company will use the net proceeds from the issuance and sale of the notes to refund $200 million of the Company’s 6.303% medium-term notes due May 27, 2008 and for general corporate purposes.

The Company may redeem some or all of the notes at any time and from time to time at a "make-whole" redemption price. The make-whole redemption price is equal to the greater of

● 100% of the principal amount of the notes being redeemed; and

● the sum of the present values of the remaining scheduled payments of principal of and interest on the notes being redeemed (excluding the portion of any such interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the comparable treasury rate plus 0.45% plus, in each case, accrued interest on those notes to the redemption date.

If a change of control triggering event occurs, each holder of the notes may require the Company to purchase all or a portion of such holder’s notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. Generally, a "change of control triggering event" means the occurrence of both

● a change of control of the Company; and

● a lowering of the rating on the notes to a rating that is below investment grade by at least two rating agencies within 60 days prior to the first public notice of the occurrence of a change of control or the Company’s intention to effect a change of control and ending 60 days following consummation of such change of control.

The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws of any state of the United States, and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission pursuant to which the Company will either offer to exchange the notes for substantially similar notes that are registered under the Securities Act or, in certain circumstances, register the resale of the notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

April 17, 2008	By:	/s/ J. R. Peterson

Name: J. R. Peterson
Title: Assistant Secretary